Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-74703) pertaining to the ABN AMRO Group 401(K) Retirement Savings Plan of our report dated June 23, 2008 with respect to the financial statements and supplemental schedule of the ABN AMRO Group 401(K) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007

VELMA BUTLER & COMPANY, LTD.

Chicago, Illinois

June 23, 2008